EXHIBIT 99
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                              FOR IMMEDIATE RELEASE
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                      ALL AMERICAN ANNOUNCES STOCK BUY BACK
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Miami, FL -- August 15, 2002 -- All American Semiconductor, Inc. (The Nasdaq
Stock Market:SEMI), a leading national distributor of electronic components, today announced that its board of directors has authorized the continuance of the stock repurchase program, originally approved by the board and announced in 1999, which provided for the repurchase of up to $2 million in purchase price of the Company's common stock. Previously, the Company had purchased an aggregate of 147,186 shares, or 4% of the then outstanding shares, for a total of approximately $484,000. The stock repurchases may, at the discretion of the Company's management, be made from time to time at prevailing prices in the open market or through privately negotiated transactions. The Company's management will base its decision on market conditions, the price of the Company's common stock and other factors. The Company currently intends to make stock repurchases using available cash flow from operations.

"The continuation of this program reflects the board's confidence in our long-term prospects and our belief that our stock is currently undervalued," said Bruce M. Goldberg, President and Chief Executive Officer of All American.

All American is recognized as the nation's 5th largest distributor of semiconductors and the 10th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our growth or otherwise makes statements about the Company's long-term prospects or the value of the Company's common stock, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's long-term prospects or future performance or achievements or the value of the Company's common stock include, without limitation: the continuance of the broad-based industry downturn resulting in the decline in demand for electronic components and further excess customer inventory; continuing or worsening in the overall economic weakness; the reduced effectiveness of the Company's business and marketing strategies; an increase in the allowance for doubtful accounts receivable and bad debts or further write-offs of accounts receivable as a result of the weakened and/or further weakening financial condition of certain of the Company's customers; further write-offs of inventory arising from customers returning additional inventory and further canceling orders or the devaluation of inventory as a result of adverse market conditions; a reduction in the Company's development of new customers, existing customer demand as well as the level of demand for products of its customers; deterioration in the relationships with existing suppliers; price erosion in and price competition for products sold by the Company; difficulty in the management and control of expenses; the inability of the Company to generate revenue commensurate with the level of personnel and size of its infrastructure; price decreases on inventory that is not price protected; decreases in gross profit margins, including decreasing margins resulting from the Company being required to have aggressive pricing programs; an increasing number of low-margin, large volume transactions and increased availability of the supply for certain products; increased competition from third party logistics companies, e-brokers and other Internet providers through the use of the Internet as well as from its traditional competitors; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations or to buy back its common stock pursuant to the Company's stock repurchase program; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the inability of the Company to continue to enhance its service capabilities and the timing and cost thereof; the failure to achieve acceptance of or to grow in all or some of the new technologies that have been or are being supported by the Company; an increase in interest rates; the impact from changes in accounting rules; the adverse impact of terrorism on the economy; the success of the Company in buying back its common stock pursuant to its stock repurchase program; and the other risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements.

CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x1417